                                                         Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149551, No. 333-148863, No. 333-148862, No. 333-141793, No. 333-212131, No. 333-237259, and No. 333-265567) and on Form S-3 (No. 333-195562, No. 333-215144, No. 333-220889, and No. 333-270204) of Enstar Group Limited of our report dated February 27, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 27, 2025